                            CERTIFICATE OF CORRECTION

         FELCOR LODGING TRUST INCORPORATED, a Maryland corporation (hereinafter referred to as the "Company"), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland (the "Department") as follows:

         FIRST: The title of the document being corrected by this Certificate of Correction is the Articles of Merger (the "Articles of Merger") between FelCor Lodging Trust Incorporated (formerly, FelCor Suite Hotels, Inc.) and Bristol Hotel Company ("Bristol").

         SECOND: The names of the parties to the Articles of Merger are FelCor Lodging Trust Incorporated (formerly, FelCor Suite Hotels, Inc.) and Bristol Hotel Company, a Delaware corporation.

         THIRD: The Articles of Merger being corrected by this Certificate of Correction were filed with, and accepted for record by, the Department on July 27, 1998 at 11:22 a.m.

         FOURTH: Article SEVENTH of the Articles of Merger, which is the provision of the Articles of Merger being corrected by this Certificate of Correction, as previously filed read as follows:

         "SEVENTH: (a) The total number of shares of stock of all classes that the Merging Corporation has authority to issue is (i) 150,000,000 shares of common stock, par value $0.01 per share (each a "Merging Corporation Common Share"), and (ii) 50,000,000 shares of preferred stock, par value of $0.01 per share (each a "Merging Corporation Preferred Share"). The aggregate par value of all shares of all classes of stock of the Merging Corporation is $2,000,000. The total number of shares of stock of all classes that the Successor Corporation has authority to issue is (i) 100,000,000 shares of common stock, par value of $0.01 per share (each, a "Successor Corporation Common Share"), and
         (ii) 10,000,000 shares of preferred stock, par value of $0.01 per share (each, a "Successor Corporation Preferred Share"), 6,050,000 of which have been designated as "$1.95 Series A Cumulative Convertible Preferred Stock," par value of $0.01 per share (each, a "Successor Corporation Series A Preferred Share") and 57,000 of which have been designated as "9% Series B Cumulative Redeemable Preferred Stock," par value of $0.01 per share (each, a "Successor Corporation Series B Preferred Share"). The aggregate par value of all shares of all classes of the Successor Corporation is $1,100,000.

         (b) At the Effective Time, the charter of the Successor Corporation will be amended such that the total number of shares of all classes that the Successor Corporation will have authority to issue will be (i) 200,000,000 Successor Corporation Common Shares, and (ii) 20,000,000 Successor Corporation Preferred Shares, 6,050,000 of which will have been designated as Successor Corporation Series A Preferred Shares and 57,000 of which will have been designated as

         Successor Corporation Series B Preferred Shares. The aggregate par value of all shares of all classes of the Successor Corporation will be $2,200,000."

         FIFTH: Article SEVENTH of the Articles of Merger is hereby corrected by deleting Article SEVENTH of the Articles of Merger as previously filed and replacing it in its entirety with the following:

         "SEVENTH: (a) The total number of shares of stock of all classes that the Merging Corporation has authority to issue is (i) 150,000,000 shares of common stock, par value $0.01 per share (each a "Merging Corporation Common Share"), and (ii) 50,000,000 shares of preferred stock, par value of $0.01 per share (each a "Merging Corporation Preferred Share"). The aggregate par value of all shares of all classes of stock of the Merging Corporation is $2,000,000. The total number of shares of stock of all classes that the Successor Corporation has authority to issue is (i) 100,000,000 shares of common stock, par value of $0.01 per share (each, a "Successor Corporation Common Share"), and
         (ii) 10,000,000 shares of preferred stock, par value of $0.01 per share (each, a "Successor Corporation Preferred Share"), 6,050,000 of which have been designated as "$1.95 Series A Cumulative Convertible Preferred Stock," par value of $0.01 per share (each, a "Successor Corporation Series A Preferred Share") and 57,500 of which have been designated as "9% Series B Cumulative Redeemable Preferred Stock," par value of $0.01 per share (each, a "Successor Corporation Series B Preferred Share"). The aggregate par value of all shares of all classes of the Successor Corporation is $1,100,000.

         (b) At the Effective Time, the charter of the Successor Corporation will be amended such that the total number of shares of all classes that the Successor Corporation will have authority to issue will be (i) 200,000,000 Successor Corporation Common Shares, and (ii) 20,000,000 Successor Corporation Preferred Shares, 6,050,000 of which will have been designated as Successor Corporation Series A Preferred Shares and 57,500 of which will have been designated as Successor Corporation Series B Preferred Shares. The aggregate par value of all shares of all classes of the Successor Corporation will be $2,200,000."

         SIXTH: This Certificate of Correction does not (i) alter the wording of any resolution which was adopted by the Board of Directors or the stockholders of the Company or Bristol or (ii) make any change or amendment which would not have complied in all respects with the requirements of the Maryland General Corporation Law.

         IN WITNESS WHEREOF, the Company has caused this Certificate of Correction to be signed in its name and on its behalf on this 30th day of August, 1999, by its Senior Vice President who acknowledges that this Certificate of Correction is the act of the Company and that to the best of his knowledge, information and belief and under penalties for perjury all matters and facts contained in this Certificate of Correction are true and correct in all respects.

                                        FELCOR LODGING TRUST INCORPORATED



                                        By:     /s/ WILLIAM P. STADLER
                                             -------------------------------
                                             Name:  William P. Stadler
                                             Title: Senior Vice President

                                        Attest:

                                        By:     /s/ LAWRENCE D. ROBINSON
                                             -------------------------------
                                             Name:  Lawrence D. Robinson
                                             Title: Senior Vice President/
                                                    General Counsel



                                                       (Corporate Sea])



                                       3